UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California  94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 683-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2013, AXT, Inc. (the “Company”) entered into a new lease agreement with T. Drive Partners, L.P., a California Partnership (the “Lessor”) for the facility located at 4281 Technology Drive, Fremont, California with approximately 20,767 square feet. The new lease will commence December 1, 2013 for a term of two years. The base rent for the new lease will be $10,656 or 51.3 cents per square foot per month, and increasing to $11,085 or 53.4 cents per square foot per month in the second year. The security deposit will be $10,000.

The new lease will replace the Company’s existing lease at this same facility. The new lease is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Lease agreement dated August 2, 2013 between AXT, Inc. and T. Drive Partners, L.P., a California partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: August 8, 2013	By:	/s/ Raymond A. Low
Raymond A. Low
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease agreement dated August 2, 2013 between AXT, Inc. and T. Drive Partners, L.P., a California partnership.